Exhibit 99

FOR RELEASE – APRIL  28, 2020

Corning Reports First-Quarter 2020 Results

Delivered solid results while responding to COVID-19 pandemic

Committed to meeting customer needs and maintaining strong balance sheet

CORNING, N.Y. – Corning Incorporated (NYSE: GLW) today announced results for first-quarter 2020.

•	GAAP sales were $2.4 billion; core sales were $2.5 billion
•	GAAP EPS was $(0.16); core EPS was $0.20
•	GAAP net loss was $96 million; core net income was $177 million
•	The primary difference between GAAP and core results was non-cash charges related to capacity realignment and cash severance payments

Given the economic uncertainty and disruption created by COVID-19, the company is withdrawing its full-year 2020 guidance. In response to the pandemic, the company has been and will continue focusing actions on three core priorities: preserving the financial strength of the company, protecting employees and communities, and delivering on customer commitments.

Wendell P. Weeks, chairman and chief executive officer, said: “We’re keeping our company strong throughout this difficult period. Guided by our Values, Corning is acting compassionately and systematically to support our stakeholders in multiple ways. We’ve prioritized the safety of our employees, workplaces, and communities while delivering for customers and contributing to public-health and economic-relief efforts. I am proud of our employees’ dedication to executing on all these fronts.

“We’ve built Corning to survive difficult circumstances – across three centuries, our people have persevered and succeeded through world wars, natural disasters, and economic catastrophes. We are confident in our ability to manage through the current challenges while maintaining our financial strength and growth prospects.

“We, like all companies, are being impacted by the escalating global economic and health consequences of the pandemic. In the first quarter we took actions to navigate through these unprecedented times and will take additional actions in the second quarter,” Weeks continued.

Preserving Financial Health

“In the first quarter, our businesses held up well, as we effectively executed our strategy despite the growing impact of COVID-19,” said Tony Tripeny, executive vice president and chief financial officer. “Importantly, we’re operating on a strong financial foundation, keeping ourselves positioned for long-term growth and adjusting to near-term conditions,” Tripeny continued. “Anticipating lower sales, we are adjusting our operating plan to reduce costs and capital spending. We have essentially no debt coming due over the next two years, and we expect to maintain a strong cash balance and generate positive free cash flow for the year. We plan to maintain our dividend and have paused share buybacks. We are committed to preserving the financial strength of the company.”

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2020 Results

First-Quarter 2020 Results and Comparisons

(In millions, except per-share amounts)

	Q1 2020	Q4 2019	% change	Q1 2019	% change
GAAP Net Sales	$2,391	$2,817	(15%)	$2,812	(15%)
GAAP Net (Loss) Income	$(96)	$32	**	$499	**
GAAP EPS	$(0.16)	$0.01	**	$0.55	**
Core Sales*	$2,529	$2,851	(11%)	$2,850	(11%)
Core Net Income*	$177	$406	(56%)	$365	(52%)
Core EPS*	$0.20	$0.46	(57%)	$0.40	(50%)

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

**Not Meaningful

First-Quarter Segment Results

Display Technologies

	Q1 2020	Q4 2019	% change	Q1 2019	% change
Net Sales	$751	$795	(6%)	$818	(8%)
Net Income Before Tax	$192	$227	(15%)	$263	(27%)
Net Income	$152	$180	(16%)	$208	(27%)

In Display Technologies, first-quarter sales were $751 million, and net income was $152 million. Display glass market first-quarter volume grew by a low-single digit percentage sequentially, and Corning’s volume was down by a low-single digit percentage, both as expected. Sequential price declines were moderate.

Optical Communications

	Q1 2020	Q4 2019	% change	Q1 2019	% change
Net Sales	$791	$903	(12%)	$1,064	(26%)
Net Income Before Tax	$37	$81	(54%)	$181	(80%)
Net Income	$29	$62	(53%)	$142	(80%)

In Optical Communications, first-quarter sales of $791 million were consistent with management expectations. The business continues to adjust its cost structure to match near-term sales.

Environmental Technologies

	Q1 2020	Q4 2019	% change	Q1 2019	% change
Net Sales	$320	$374	(14%)	$362	(12%)
Net Income Before Tax	$44	$81	(46%)	$70	(37%)
Net Income	$35	$64	(45%)	$55	(36%)

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2020 Results

In Environmental Technologies, vehicle manufacturers suspended production in key markets. As a result, first-quarter sales were down 12% year over year and below management expectations. Profitability was impacted by lower volume.

Specialty Materials

	Q1 2020	Q4 2019	% change	Q1 2019	% change
Net Sales	$352	$453	(22%)	$309	14%
Net Income Before Tax	$65	$119	(45%)	$62	5%
Net Income	$51	$94	(46%)	$49	4%

Specialty Materials first-quarter sales of $352 million exceeded expectations. Sales increased 14% year over year due to strong demand for premium glasses, other Gorilla Glass innovations, and Advanced Optics products.

Life Sciences

	Q1 2020	Q4 2019	% change	Q1 2019	% change
Net Sales	$258	$256	1%	$243	6%
Net Income Before Tax	$48	$49	(2%)	$39	23%
Net Income	$38	$38		$31	23%

Life Sciences first-quarter sales of $258 million were in line with expectations, up 6% year over year. Net income was up 23% year over year, driven by higher sales volume and manufacturing performance optimization.

Upcoming Investor Events

On May 13, Corning will attend the J.P. Morgan Global Technology, Media and Communications Conference. And June 2, Corning will attend the Bank of America Global Technologies Conference. Both will be virtual conferences.

First-Quarter Conference Call Information

The company will host a first-quarter conference call on Tuesday, April 28, at 8:30 a.m. EST. To participate, please call toll free (877) 226-8216 or for international access, call (409) 207-6983 approximately 10 to 15 minutes prior to the start of the call. The Access Code is 165320. To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events,” and follow the instructions.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, U.S. generally accepted accounting principles (“GAAP”). Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the Company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2020 Results

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the duration and severity of the recent COVID-19 (coronavirus) outbreak, and its ultimate impact across our businesses on demand, operations and our global supply chains; the effects of acquisitions, dispositions and other similar transactions by the Company, the effect of global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, New Taiwan dollar, euro, Chinese yuan, and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2020 Corning Incorporated. All Rights Reserved.

Corning Reports First-Quarter 2020 Results

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 169-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include mobile consumer electronics, optical communications, automotive technologies, life sciences technologies, and display technologies.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
dannme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Follow Corning: RSS Feeds | Facebook | Twitter | YouTube

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$2,391	$2,812
Cost of sales	1,830	1,713

Gross margin	561	1,099

Operating expenses:
Selling, general and administrative expenses	395	401
Research, development and engineering expenses	261	249
Amortization of purchased intangibles	26	29

Operating (loss) income	(121)	420

Equity in earnings of affiliated companies	14	25
Interest income	6	7
Interest expense	(64)	(52)
Translated earnings contract gain, net	68	184
Other expense, net	(11)	(9)

(Loss) income before income taxes	(108)	575
Benefit (provision) for income taxes	12	(76)

Net (loss) income attributable to Corning Incorporated	$(96)	$499

(Loss) earnings per common share attributable to Corning Incorporated:
Basic	$(0.16)	$0.61
Diluted	$(0.16)	$0.55

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	March 31,	December 31,
	2020	2019
Assets

Current assets:
Cash and cash equivalents	$2,025	$2,434
Trade accounts receivable, net of doubtful accounts and allowances	1,708	1,836
Inventories, net of inventory reserves	2,347	2,320
Other current assets	866	873
Total current assets	6,946	7,463

Investments	320	334
Property, plant and equipment, net of accumulated depreciation	14,932	15,337
Goodwill, net	1,918	1,935
Other intangible assets, net	1,149	1,185
Deferred income taxes	1,181	1,157
Other assets	1,413	1,487

Total Assets	$27,859	$28,898

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$12	$11
Accounts payable	1,250	1,587
Other accrued liabilities	1,929	1,923
Total current liabilities	3,191	3,521

Long-term debt	7,815	7,729
Postretirement benefits other than pensions	671	671
Other liabilities	3,895	3,980
Total liabilities	15,572	15,901

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,719 million and 1,718 million	859	859
Additional paid-in capital – common stock	14,340	14,323
Retained earnings	16,114	16,408
Treasury stock, at cost; Shares held: 960 million and 956 million	(19,918)	(19,812)
Accumulated other comprehensive loss	(1,497)	(1,171)
Total Corning Incorporated shareholders’ equity	12,198	12,907
Noncontrolling interests	89	90
Total equity	12,287	12,997

Total Liabilities and Equity	$27,859	$28,898

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended
	March 31,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(96)	$499
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	356	306
Amortization of purchased intangibles	26	29
Loss on disposal of assets	60
Severance charges	77
Equity in earnings of affiliated companies	(14)	(25)
Deferred tax benefit	(40)	(40)
Customer deposits and incentives	125	2
Translated earnings contract gain	(68)	(184)
Unrealized translation losses on transactions	33	8
Tax assessment refunds	101
Severance payments	(75)
Changes in certain working capital items:
Trade accounts receivable	43	(36)
Inventories	(67)	(159)
Other current assets	(10)	(97)
Accounts payable and other current liabilities	(207)	(299)
Other, net	4	(33)
Net cash provided by (used in) operating activities	248	(29)

Cash Flows from Investing Activities:
Capital expenditures	(545)	(524)
Realized gains on translated earnings contracts	11	20
Other, net	(5)	21
Net cash used in investing activities	(539)	(483)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt, net	200
Repurchases of common stock for treasury	(105)	(257)
Dividends paid	(192)	(181)
Other, net	3	45
Net cash used in financing activities	(94)	(393)
Effect of exchange rates on cash	(24)	6
Net decrease in cash and cash equivalents	(409)	(899)
Cash and cash equivalents at beginning of period	2,434	2,355
Cash and cash equivalents at end of period	$2,025	$1,456

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP (Loss) Earnings per Common Share

The following table sets forth the computation of basic and diluted (loss) earnings per common share (in millions, except per share amounts):

	Three Months Ended
	March 31,
	2020	2019
Net (loss) income attributable to Corning Incorporated	$(96)	$499
Less: Series A convertible preferred stock dividend	24	24
Net (loss) income available to common stockholders – basic	(120)	475
Add: Series A convertible preferred stock dividend		24
Net (loss) income available to common stockholders – diluted	$(120)	$499

Weighted-average common shares outstanding – basic	760	784
Effect of dilutive securities:
Stock options and other dilutive securities		9
Series A convertible preferred stock		115
Weighted-average common shares outstanding – diluted	760	908
Basic (loss) earnings per common share	$(0.16)	$0.61
Diluted (loss) earnings per common share	$(0.16)	$0.55

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended
	March 31,
	2020	2019
Core net income attributable to Corning Incorporated	$177	$365
Less: Series A convertible preferred stock dividend	24	24
Core net income available to common stockholders – basic	153	341
Add: Series A convertible preferred stock dividend	24	24
Core net income available to common stockholders – diluted	$177	$365

Weighted-average common shares outstanding – basic	760	784
Effect of dilutive securities:
Stock options and other dilutive securities	6	9
Series A convertible preferred stock	115	115
Weighted-average common shares outstanding – diluted	881	908
Core basic earnings per common share	$0.20	$0.43
Core diluted earnings per common share	$0.20	$0.40

© 2020 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment, and other charges or credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2020

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended March 31, 2020
			(Loss) income		Effective
	Net	Equity	before income	Net (loss)	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,391	$14	$(108)	$(96)	11.1%	$(0.16)
Constant-currency adjustment (1)	33		19	(22)		(0.03)
Translation loss on Japanese yen-denominated debt (2)			14	11		0.01
Translated earnings contract gain (3)			(58)	(45)		(0.06)
Acquisition-related costs (4)			28	21		0.03
Discrete tax items and other tax-related adjustments (5)				37		0.05
Restructuring, impairment and other charges and credits (6)			225	166		0.22
Cumulative adjustment related to customer contract (7)	105		105	105		0.14
Core performance measures	$2,529	$14	$225	$177	21.3%	$0.20

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2019

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended March 31, 2019
			Income		Effective
	Net	Equity	before income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,812	$25	$575	$499	13.2%	$0.55
Constant-currency adjustment (1)	38	1	37	31		0.03
Translation gain on Japanese yen-denominated debt (2)			(15)	(11)		(0.01)
Translated earnings contract gain (3)			(184)	(144)		(0.16)
Acquisition-related costs (4)			37	28		0.03
Discrete tax items and other tax-related adjustments (5)				(43)		(0.05)
Restructuring, impairment and other charges and credits (6)			7	5		0.01
Core performance measures	$2,850	$26	$457	$365	20.1%	$0.40

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2020 and 2019

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	March 31, 2020				March 31, 2019
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$561	23%	$395	$261	$1,099	39%	$401	$249
Constant-currency adjustment (1)	21		1		36		1
Translated earnings contract gain (3)	(4)
Acquisition-related costs (4)			(1)		4		(4)	(1)
Restructuring, impairment and other charges and credits (6)	161		(48)	(13)
Cumulative adjustment related to customer contract (7)	105

Core performance measures	$844	33%	$347	$248	$1,139	40%	$398	$248

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2020 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2020 and 2019

(Unaudited; amounts in millions)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2020	2019

Cash flows from operating activities	$248	$(29)
Realized gains on translated earnings contracts	11	20
Translation losses on cash balances	(33)	(8)
Severance payments	75

Adjusted cash flows from operating activities	$301	$(17)

© 2020 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars.  Our Display Technologies segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar.  Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation loss (gain) on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract gain:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  These include discrete period tax items such as changes in tax law, the impact of tax audits, changes in judgement about the realizability of certain deferred tax assets and other tax-related adjustments.

(6)

Restructuring, impairment and other charges or credits:  This amount includes restructuring, impairment and other charges or credits, as well as other expenses, primarily accelerated depreciation and asset write-offs, which are not related to continuing operations and are not classified as restructuring expense.

(7)

Cumulative adjustment related to customer contract:  The negative impact of a cumulative adjustment to reduce revenue in the amount of $105 million. The adjustment was associated with a previously recorded commercial benefit asset, reflected as a prepayment, to a customer with a long-term supply agreement that is exiting the LCD panel manufacturing business.

© 2020 Corning Incorporated. All Rights Reserved.